NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports Second Quarter 2016 Financial Results

-- Total Net Revenues Up 18% Year-Over-Year --
-- EXPAREL® Net Product Sales Up 15% Year-Over-Year --
-- Conference Call Today at 9 a.m. ET --

PARSIPPANY, N.J., August 4, 2016 - Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today provided updates on EXPAREL® (bupivacaine liposome injectable suspension) for postsurgical pain in the United States and announced consolidated financial results for the second quarter ended June 30, 2016.

“The second quarter marked another period of double-digit, year-over-year revenue growth as we advanced multiple initiatives to support EXPAREL in the latter half of this year and into 2017,” said Dave Stack, Chief Executive Officer and Chairman of Pacira. “Our aggressive investments in patient outreach and clinical development, as well as commercial and educational programs, are progressing as planned. For the rest of this year, we look forward to continuing the strong progress we’ve made with the Phase 4 randomized controlled trials in strategic orthopedic surgeries, Phase 3 nerve block studies, enhanced recovery protocols in soft tissue procedures and data presentations on bundled payments. We also anticipate increasing our public relations and advocacy efforts to bring attention to addressing the opioid epidemic by providing an alternative to opioids in the acute postsurgical setting, where epidemic often starts.”

Recent Highlights

•
Choices Matter Launches in Response to New Research Showing Opioid Addiction and Dependence After Surgery is Significantly Higher than Previously Known: Although the national focus of research has primarily been on opioid addiction as a result of their use to treat chronic pain, new research shows that even prescribing opioids for short-term postsurgical pain can put patients at serious risk, with one in ten patients surveyed indicating they’ve become addicted to or dependent on opioids after being exposed to these powerful medications following an operation. On August 1, Pacira launched the Choices Matter campaign to foster surgeon-patient dialogue and educate patients about their non-opioid options, empowering them to play an active role in the decision-making process related to their postsurgical pain management. The American Society for Enhanced Recovery and former star volleyball player, Gabrielle Reece, whose recent knee replacement surgery has made this issue personal, have joined the campaign.

•
Preparations in Support of Oral Surgery Launch are Underway: Pacira remains on track for the launch of EXPAREL in oral surgery at the American Association of Oral and Maxillofacial Surgeons (AAOMS) annual meeting in September, where the company will present the results of the study in third molar, or “wisdom teeth,” procedures. EXPAREL will provide an alternative to opioids for targeted oral and maxillofacial surgeries. In fact, a recent study in full arch surgery therapy (FAST) dental implant procedures showed that patients receiving EXPAREL experienced significantly less cumulative pain compared to patients receiving standard of care. With this launch, Pacira will also introduce a 10 mL vial and 4 vial package configuration of EXPAREL to the oral surgery marketplace.

•
Data Continue to Demonstrate Benefits of EXPAREL versus Bupivacaine Across Multiple Surgical Specialties, Including Soft Tissue Procedures: A study was recently published in Anaesthesia assessing patients who received ultrasound-guided transversus abdominis plane (TAP) blocks with EXPAREL versus non-liposomal bupivacaine for postsurgical pain control after undergoing laparoscopic hand-assisted donor nephrectomy. Patients who received EXPAREL experienced a significant decrease in maximal pain scores 24-48 and 48-72 hours after injection, as well as a significant reduction in opioid use 48-72 hours following injection. In July, the Foundation for Women’s Cancer hosted a webinar highlighting the importance of pain management as part of an enhanced recovery strategy for gynecologic oncology surgeries. Dr. Sean Dowdy presented data demonstrating that patients who received an enhanced recovery protocol (ERP) with EXPAREL for pain control for complex cytoreduction achieved a 90% reduction in opioid requirements compared to conservative management.

Second Quarter 2016 Financial Results

•	EXPAREL net product sales were $65.8 million in the second quarter of 2016, a 15% increase over the $57.0 million reported for the second quarter of 2015.

•	Total revenues were $69.6 million in the second quarter of 2016, an 18% increase over the $59.1 million reported for the second quarter of 2015.

•	Total operating expenses were $76.1 million in the second quarter of 2016, compared to $57.3 million in the second quarter of 2015.

•
GAAP net loss was $8.0 million, or $(0.21) per share (basic and diluted), in the second quarter, compared to GAAP net income of less than $0.1 million, or $0.00 per share (basic and diluted), in the second quarter of 2015.

•
Non-GAAP net income was $7.9 million, or $0.21 per share (basic) and $0.19 per share (diluted), in the second quarter of 2016, compared to non-GAAP net income of $8.4 million, or $0.23 per share (basic) and $0.20 per share (diluted), in the second quarter of 2015.

•	Pacira ended the second quarter of 2016 with cash, cash equivalents and short-term investments (“cash”) of $162.7 million.

•	Pacira had 37.2 million basic weighted average shares of common stock outstanding in the second quarter of 2016.

•	For non-GAAP measures, Pacira had 40.8 million diluted weighted average shares of common stock outstanding in the second quarter of 2016.

2016 Outlook

Pacira updates full year 2016 financial guidance as follows:

•	EXPAREL net product sales of $270 million to $280 million.

•	Non-GAAP gross margins of 70% to 73%.

•	Non-GAAP research and development (R&D) expense of $60 million to $70 million.

•	Non-GAAP selling, general and administrative (SG&A) expense of $125 million to $135 million.

•	Stock-based compensation of $30 million to $35 million.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, August 4, 2016, at 9 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 12857671.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID12857671. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the “Investors & Media” section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) and non-GAAP selling, general and administrative (SG&A) expenses, because such measures exclude stock-based compensation, amortization of debt discount, loss on extinguishment of debt and a termination fee with CrossLink BioScience, LLC. These measures supplement our financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D and SG&A outlook for 2016 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and the company’s future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP net income measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of non-GAAP net income to GAAP net income (loss), and a reconciliation of our non-GAAP to GAAP 2016 financial guidance for gross margins, R&D and SG&A.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia, was commercially launched in the United States in April 2012. EXPAREL and two other products have successfully utilized DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is currently indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain score with up to a 45 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about our future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; our plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical trials in support of an existing or potential DepoFoam-based product; our plans to continue to manufacture and provide support services for our commercial partners who have licensed DepoCyt(e); our commercialization and marketing capabilities; our and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Company Contact:
Pacira Pharmaceuticals, Inc.
Jessica Cho, (973) 254-3574
jessica.cho@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$162,667	$158,965
Accounts receivable, net	28,651	25,855
Inventories, net	60,916	61,645
Prepaid expenses and other current assets	5,755	6,117
Total current assets	257,989	252,582
Long-term investments	—	13,462
Fixed assets, net	99,282	90,324
Goodwill	42,751	30,880
Intangible assets, net	—	81
Other assets	677	406
Total assets	$400,699	$387,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,614	$8,739
Accrued expenses	38,330	35,375
Convertible senior notes (*)	106,388	104,040
Current portion of deferred revenue	1,048	1,426
Income taxes payable	58	208
Total current liabilities	150,438	149,788
Deferred revenue	7,747	8,082
Other liabilities	14,163	11,473
Total stockholders’ equity	228,351	218,392
Total liabilities and stockholders’ equity	$400,699	$387,735

(*) The convertible senior notes are contractually due in 2019. However, because of certain conditions that were met during the three months ended June 30, 2016, the note holders can convert any time during the quarter ended September 30, 2016.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net product sales:
EXPAREL	$65,753	$56,977	$129,505	$112,927
DepoCyt(e)	1,934	1,085	2,684	2,219
Total net product sales	67,687	58,062	132,189	115,146
Collaborative licensing and milestone revenue	1,356	356	1,713	713
Royalty revenue	597	730	1,212	1,604
Total revenues	69,640	59,148	135,114	117,463

Operating expenses:
Cost of goods sold	23,053	18,929	43,331	36,509
Research and development	9,362	3,649	18,855	9,616
Selling, general and administrative	43,669	34,752	81,626	66,180
Total operating expenses	76,084	57,330	143,812	112,305
Income (loss) from operations	(6,444)	1,818	(8,698)	5,158

Other (expense) income:
Interest income	324	177	576	332
Interest expense	(1,733)	(1,940)	(3,601)	(3,935)
Loss on early extinguishment of debt	—	(51)	—	(51)
Royalty interest obligation	—	—	—	(71)
Other, net	(47)	43	1	(74)
Total other expense, net	(1,456)	(1,771)	(3,024)	(3,799)
Income (loss) before income taxes	(7,900)	47	(11,722)	1,359
Income tax expense	(58)	(39)	(90)	(91)
Net income (loss)	$(7,958)	$8	$(11,812)	$1,268

Net income (loss) per share:
Basic and diluted net income (loss) per common share	$(0.21)	$0.00	$(0.32)	$0.03
Weighted average common shares outstanding:
Basic	37,181	36,481	37,101	36,358
Diluted	37,181	41,445	37,101	41,612

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

GAAP net income (loss)	$(7,958)	$8	$(11,812)	$1,268

Non-GAAP adjustments:
Stock-based compensation	7,665	7,296	16,155	14,813
Loss on extinguishment of debt	—	51	—	51
Non-cash debt discount amortization	1,022	1,024	2,044	2,058
CrossLink contract termination fee	7,184	—	7,184	—
Total Non-GAAP adjustments	15,871	8,371	25,383	16,922

Non-GAAP net income	$7,913	$8,379	$13,571	$18,190

GAAP basic and diluted net income (loss) per common share	$(0.21)	$0.00	$(0.32)	$0.03

Non-GAAP basic net income per common share	$0.21	$0.23	$0.37	$0.50
Non-GAAP diluted net income per common share	$0.19	$0.20	$0.33	$0.44

Weighted average common shares outstanding - basic	37,181	36,481	37,101	36,358
Weighted average common shares outstanding - diluted	40,841	41,445	40,992	41,612

Cost of goods sold reconciliation:
GAAP cost of goods sold	$23,053	$18,929	$43,331	$36,509
Stock-based compensation expense	(1,610)	(1,586)	(3,159)	(2,689)
Non-GAAP cost of goods sold	$21,443	$17,343	$40,172	$33,820

Research and development reconciliation:
GAAP research and development	$9,362	$3,649	$18,855	$9,616
Stock-based compensation expense	(1,015)	(561)	(1,908)	(2,070)
Non-GAAP research and development	$8,347	$3,088	$16,947	$7,546

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$43,669	$34,752	$81,626	$66,180
Stock-based compensation expense	(5,040)	(5,149)	(11,088)	(10,054)
CrossLink contract termination fee	(7,184)	—	(7,184)	—
Non-GAAP selling, general and administrative	$31,445	$29,603	$63,354	$56,126

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP 2016 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Stock-Based Compensation	CrossLink Contract Termination Fee	Non-GAAP	Previous Non-GAAP
EXPAREL net product sales	$270 to $280	—	—	$270 to $280	Not Provided
Gross margin	67% to 70%	3%	—	70% to 73%	Not Provided
Research and development expense	$63 to $74	$3 to $4	—	$60 to $70	$60 to $70
Selling, general and administrative expense	$152 to $166	$20 to $24	$7	$125 to $135	$125 to $135
Stock-based compensation	$30 to $35	—	—	$30 to $35	$35 to $40